SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)               February 6, 2002
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                              U.S. AGGREGATES, INC.
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             (Exact Name of Registrant as Specified in Its Charter)





          Delaware                       000-15217             57-0990958
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(State or Other Jurisdiction     (Commission File Number)   (I.R.S. Employer
     of Incorporation)                                      Identification No.)




147 WEST ELECTION ROAD, SUITE 110, DRAPER, UT                      84020
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   (Address of Principal Executive Offices)                     (Zip Code)





                                 (801) 984-2600
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              (Registrant's Telephone Number, Including Area Code)




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          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  OTHER EVENTS.


AMENDMENT OF CREDIT AGREEMENT.
-----------------------------


     On February 6, 2002, the Company entered into a Tenth Amendment to Credit Agreement and Forbearance Agreement with its senior secured lenders pursuant to which the senior secured lenders and the Company agreed on the distribution of net proceeds received from the recently completed sale of the Company's Idaho assets. In addition, subject to certain conditions, the senior secured lenders agreed not to (i) declare the Company's senior secured debt due and payable,
(ii) foreclose or take any actions to enforce payment of the Company's senior secured debt or (iii) collect against the Company's collateral securing such debt. The Tenth Amendment to Credit Agreement and Forbearance Agreement is, subject to certain conditions, effective during the period beginning January 31, 2002 until March 16, 2002. A copy of the Tenth Amendment to Credit Agreement and Forbearance Agreement is attached hereto as Exhibit 4.1.


ITEM 7.  EXHIBITS

Exhibit 4.1 Tenth Amendment to Credit Agreement and Forbearance Agreement dated as of January 31, 2002 by and among the Company, various financial institutions and Bank of America, N.A., as agent.


                                   SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.


                                     U.S. AGGREGATES, INC.




Date:  February 14, 2002             By:  /s/ Stanford Springel
                                          ------------------------------------
                                              Stanford Springel
                                              Chief Executive Officer

                                  EXHIBIT INDEX

EXHIBIT NO.  DESCRIPTION                                                  PAGE NO.
-----------  -----------                                                  --------
   4.1       Tenth Amendment to Credit Agreement and Forbearance
             Agreement dated as of January 31, 2002 by and among the
             Company, various financial institutions and Bank of America,
             N.A., as agent.